As filed with the Securities and Exchange Commission on May ___, 1995
                             Registration No. 33-______

                          SECURITIES AND EXCHANGE COMMISSION


                                       FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                CAIRN ENERGY USA, INC.
                (Exact name of registrant as specified in its charter)

          Delaware                                     1311                  23-
     2169839
     (State or other jurisdiction            (Primary Standard Industrial
     (I.R.S. Employer Identification
      of incorporation or organization)       Classification Code Number)
     Number)

                                  Michael R. Gilbert
                        President and Chief Executive Officer
                                Cairn Energy USA, Inc.
                           8235 Douglas Avenue, Suite 1221
                                Dallas, Texas   75225
                                    (214) 369-0316
              (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices and of agent for service)


     Copy to:

          Mark D. Wigder, Esq.               James B. Smith, Jr., Esq.
          Jenkens & Gilchrist,               Cox & Smith Incorporated
          a Professional Corporation         112 E. Pecan Street, Suite 1800
          1445 Ross Avenue, Suite 3200       San Antonio, Texas 74205
          Dallas, Texas   75202              (210) 554-5251
          (214) 855-4326


          Approximate Date of Commencement of Proposed  Sale to the Public:   As
     soon   as  practicable  after  the  effective  date  of  this  registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reimbursement plans, check the following box.

                                  CALCULATION OF REGISTRATION FEE

                       Title of each class of
                        securities registered           Amount to be
                                                         registered         Proposed maximum
                                                                             offering price
                                                                            per security (1)      Proposed
                                                                                                   maximum
                                                                                                  aggregate
                                                                                               offering price
                                                                                                     (1)           Amount of
                                                                                                                 registration
                                                                                                                      fee
                   Shares of Common Stock  . . .      2,623,260 Shares     $9.81               $25,734,180.60    $8,873.86


     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices reported on the NASDAQ Stock Market on May 8, 1995.



          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     Information  contained herein  is subject  to completion  or amendment.
     A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                      SUBJECT TO COMPLETION, DATED MAY 10, 1995PROSPECTUS
                                   2,623,260 Shares

                                CAIRN ENERGY USA, INC.

                                     Common Stock


          This Prospectus relates to an aggregate of 2,623,260 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Cairn Energy USA, Inc., a Delaware corporation (the "Company"), that may be offered from time to time by Cairn Energy PLC, a Scottish corporation (the "Selling Stockholder"). The Selling Stockholder has advised the Company that up to 1,700,000 of these shares are to be offered and sold on an agency basis by Southcoast Capital Corporation ("Southcoast"). Southcoast and the Selling Stockholder have agreed that the shares to be sold by Southcoast shall be sold at a price of at least $9 1/2 per share and that Southcoast will receive a commission of $.375 per share. The sale of the remaining 923,260 Shares in this offering is contingent on the Selling Stockholder receiving the approval of its shareholders to such sale, if such approval is required. The Selling Stockholder does not intend to sell the remaining 923,260 Shares in this offering for less than $9 1/2 per share, before payment of commissions and discounts. See "Selling Stockholder." The Company will receive no part of the proceeds of such sales. See "Plan of Distribution." All expenses (other than commissions and discounts of underwriters, brokers, dealers or agents) incurred in connection with this offering are expected to be approximately $39,000. All of such expenses will be paid by the Company.

          The Selling Stockholder has advised the Company that it intends to sell all or a portion of the Shares offered by this Prospectus from time to time (i) on the NASDAQ National Market at prices prevailing at the time of such sales, (ii) otherwise than on the NASDAQ National Market at market prices prevailing at the time of sale, at fixed prices that may be changed or at negotiated prices, or (iii) by a combination of the foregoing methods of sale. The Selling Stockholder and any broker, dealer or other agent executing sell orders on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by any such broker, dealer or agent may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution."

          The Company's Common Stock is traded on the NASDAQ National Market under the symbol "CEUS." On May 8, 1995, the closing price for the Common Stock as reported by NASDAQ was $9 3/4 per share.
                                   _______________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _____________, 1995.

                                     THE COMPANY

          The registrant, Cairn Energy USA, Inc., a Delaware corporation (the "Company"), was incorporated on May 5, 1981 in Delaware as "Omni Exploration, Inc." On September 29, 1992, Cairn Energy USA, Inc., an oil and gas exploration and development company and wholly-owned subsidiary of Cairn Energy PLC, a Scottish corporation (the "Selling Stockholder"), merged with and into the registrant with the registrant being the survivor (the "Merger"). Pursuant to the Merger, the registrant changed its name to "Cairn Energy USA, Inc." As used in this Prospectus, "Omni" refers to Omni Exploration, Inc. prior to the Merger, "Cairn USA" refers to the corporation prior to the Merger that merged into Omni Exploration, Inc. and the "Company" refers to the surviving corporation in the Merger. Because Omni was the reporting company under the federal securities laws and the surviving corporation in the Merger (but was not the survivor for accounting purposes), all references to the Company prior to September 29, 1992 are to Omni, except for financial data and oil and gas information. As a result of the accounting treatment of the Merger, all financial data and oil and gas information of the Company prior to September 29, 1992 are the historical financial data and oil and gas information of Cairn USA.

          The Company's principal executive offices are  located at 8235 Douglas
     Avenue, Suite 1221, Dallas, Texas   75225 and its telephone number is (214)
     369-0316.

                                 SELLING STOCKHOLDER

          As of the date of this Prospectus, the Selling Stockholder owned 2,623,260 shares, or approximately 15.5% of the 16,973,150 shares of Common Stock issued and outstanding. Assuming all Shares offered hereby are actually sold, the Selling Stockholder will no longer hold any shares of Common Stock.

          Of the 16,973,150 shares of Common Stock issued and outstanding, 1,000,000 shares (the "Escrow Shares") were issued to Phemus Corporation ("Phemus") in connection with the October 1994 acquisition (the "Smith Acquisition") of substantially all the oil and gas assets of Smith Offshore Exploration Company II ("Smith") and are being held in escrow. Phemus, a Massachusetts corporation that is a subsidiary of the President and Fellows of Harvard College (a Massachusetts non-profit educational corporation) and the successor in interest to Smith, is entitled to notice of all meetings of the Company's stockholders and to vote all Escrow Shares on all matters submitted to the Company's stockholders for a vote. The Escrow Shares, however, are deemed not to be outstanding for financial reporting purposes. The Escrow Shares will be released to Phemus or returned to the Company based on the valuation of the Smith Assets that will occur as of a date on or before June 30, 1995, to be selected by Phemus, but which may be extended under certain circumstances until December 31, 1995. See "Acquisition of Smith Offshore Exploration Company II" at page 4 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

          Prior to the Merger, Cairn USA was a wholly-owned subsidiary of the Selling Stockholder. From time to time prior to the Merger, Cairn USA obtained funds through borrowings from third parties and borrowings and capital contributions from the Selling Stockholder. Effective December 31, 1991, the Selling Stockholder converted the unpaid principal balance of its loans to Cairn USA, an aggregate of approximately $12,400,000, to additional paid-in capital. The accrued and unpaid interest on the converted principal of these promissory notes was not, however, converted to additional paid-in capital, and as of June 30, 1993, the Company owed the Selling Stockholder approximately $2,600,000 for this interest. In connection with the Merger, PLC received 7,992,260 shares of Common Stock and 200,000 shares of Series A Preferred Stock constituting approximately 95.4% of the issued and outstanding capital stock of the Company. The Company paid the accrued and unpaid interest on the converted principal of the promissory notes to the Selling Stockholder from the proceeds of the Company's July 1993 public offering of Common Stock, which yielded net proceeds to the Company of approximately $17,100,000. The Company also used an additional $3,600,000 of such proceeds to redeem from the Selling Stockholder all of the Company's then outstanding Series A Preferred Stock.

          In connection with the Smith Acquisition, the Company and the Selling Stockholder entered into a registration rights agreement (the "PLC Registration Rights Agreement") pursuant to which the Selling Stockholder has the right to up to five demand registrations under the Securities Act of the Common Stock it holds. Each demand registration must relate to the offering and sale of at least 1,000,000 shares of Common Stock. The Company is not obligated to effect any Securities Act registration with respect to which the registration request is made within six months of the termination of a prior demand registration of the Selling Stockholder or a piggyback registration in which there was no reduction in the number of securities requested by the Selling Stockholder to be included in such registration. In addition, the Company will not be obligated to register the sale of shares by the Selling Stockholder under the Securities Act that may be sold through an exemption from registration available pursuant to Rule 144(k) promulgated under the Securities Act. The Selling Stockholder also has piggyback registration rights to include shares in certain Securities Act registration statements filed by the Company.

          The Company shall pay all expenses relating to demand registrations and piggyback registrations (including the reasonable fees and expenses of counsel to the Selling Stockholder), except for underwriting discounts and commissions attributable to the sale of shares of Common Stock by the Selling Stockholder.

          The Selling Stockholder may assign its registration rights to any one or more transferees; provided, however, that no transferee of the Selling Stockholder may assign or transfer rights under the PLC Registration Rights Agreement without the prior written consent of the Company. See "Registration Rights Relating to Common Stock" at page 18 of the Company's Proxy Statement relating to its 1995 annual meeting (the "Proxy Statement").

          In connection with the Smith Acquisition, the Company and the Selling Stockholder entered into a participation agreement (the "Participation Agreement"). Pursuant to the Participation Agreement, the Selling Stockholder or an affiliate of the Selling Stockholder has the right under certain circumstances to acquire an interest in certain oil and gas prospects to be acquired by the Company in the future in the continental United States or in the Gulf of Mexico. If the Selling Stockholder is entitled under the Participation Agreement to acquire such interest, the Selling Stockholder will be required to purchase such interest at the same price as the Company has determined that it will offer such interest to industry participants. The Participation Agreement became effective upon the consummation of the Smith Acquisition. As of the date of this Prospectus, the Company has entered into no transactions with the Selling Stockholder under the Participation Agreement.

     Recent Sales of Shares by the Selling Stockholder

          On July 8, 1994, the Selling Stockholder sold 824,000 shares of Common Stock it held at a price of $7.50 per share pursuant to a registration statement on Form S-3 under the Securities Act, (Registration No. 33-80526). Mr. J. Munro M. Sutherland, a then-Director of the Selling Stockholder and a Director and Senior Vice President of the Company, purchased 12,000 shares of Common Stock from the Selling Stockholder in that offering.

          On October 10, 1994, in connection with the Smith Acquisition, the Selling Stockholder sold 2,000,000 shares of Common Stock to Phemus at a price of $7.50 per share in cash.

          On October 18, 1994 the Selling Stockholder sold 1,926,000 shares of Common Stock at a price of $7.00 per share pursuant to a registration statement on Form S-3 under the Securities Act (Registration No. 33-84206).


          In March 1995, the Selling Stockholder sold 162,000 shares and 7,000 shares of Common Stock at prices of $8 and $8 per share, respectively, in sales pursuant to Rule 144 under the Securities Act.

                                 PLAN OF DISTRIBUTION

          This Prospectus relates to 2,623,260 Shares of Common Stock that may be offered and sold from time to time by the Selling Stockholder.

          As of May 8, 1995, the Selling Stockholder was the beneficial owner of 2,623,260 shares of Common Stock. Assuming all shares offered hereby are actually sold, the Selling Stockholder will no longer own any shares of Common Stock.

          The Selling Stockholder has advised the Company that it intends to sell all or a portion of the shares of Common Stock offered by this Prospectus from time to time (i) on the NASDAQ National Market at prices reasonably related to the prices of the Common stock prevailing at the time of such sales, (ii) otherwise than on the NASDAQ national market, in negotiated transactions (which may include the pledge or hypothecation of some or all of the shares), at fixed prices that may be changed, at market prices prevailing at the time of sale or at prices reasonably related thereto or at negotiated prices, or (iii) by a combination of the foregoing methods of sale. The Selling Stockholder may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the shares of Common Stock for which such broker-dealers may act as agent or to whom they may sell as principal, or both. The Selling Stockholder has advised the Company that up to 1,700,000 of these Shares are to be offered and sold on an agency basis by Southcoast. Southcoast and the Selling Stockholder have agreed that the Shares to be sold by Southcoast shall be sold at a price of at least $9 1/2 per Share and that Southcoast shall receive from the Selling Stockholder a commission of $.375 per Share.

          The sale of the remaining 923,260 Shares in this offering is contingent on the Selling Stockholder receiving the approval of its shareholders to such sale, if such approval is required. The Selling Stockholder does not intend to sell the remaining 923,260 Shares in this offering for less than $9 1/2 per Share, before payment of commissions and discounts. The Company is not aware as of the date of the Prospectus of any other agreements between the Selling Stockholder and any broker-dealer with respect to the sale of the remaining 923,260 Shares offered by this Prospectus.

          The Selling Stockholder and any broker, dealer or other agent executing sell orders on behalf of the Selling Stockholder, including Southcoast, may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by any such broker, dealer or agent and profit on any resale of the shares of Common Stock may be deemed to be underwriting commissions under the Securities Act. Such commissions received by a broker, dealer or agent may be in excess of customary compensation.

          In effecting the sale of the Shares offered by this Prospectus, the Selling Stockholder must comply with Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which will require that the Selling Stockholder, as well as any person who acts in concert with the Selling Stockholder and the broker, if any, who sells the shares on behalf of the Selling Stockholder, suspend all purchases of shares of the Common Stock at least two business days prior to and during any offers and sales by the Selling Stockholder of the Shares offered by this Prospectus. Because the Selling Stockholder may be deemed to be an affiliate of the Company under the Exchange Act, Rule 10b-6 also requires the Company and all persons who are in a control relationship with the Company to suspend all purchases of shares of the Company at least two business days prior to and during any offers and sales by the Selling Stockholder of the Shares offered by this Prospectus. The Company will require the Selling Stockholder, and its underwriter, broker or dealer, if applicable, to provide a letter that acknowledges its compliance with Rule 10b-6 before authorizing the transfer of the Selling Stockholder's shares.

                                       EXPERTS

          The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          The audited financial statements of Smith that are included in the Company's Prospectus dated October 11, 1994 and in the Company's Proxy Statement relating to a special meeting of stockholders held on October 10, 1994 have been audited by Arthur Andersen, LLP, independent public accountants, as set forth in their report thereon, included therein and incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

          The estimated reserve review of Ryder Scott included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated by reference in this Prospectus has been included herein in reliance upon the authority of that firm as an expert in petroleum engineering.

                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: The Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the New York Regional Office, 7 World Trade Center, 12th Floor, New York, New York 10007, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                                ADDITIONAL INFORMATION

          The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information can be obtained from the Commission's principal office in Washington, D.C. Statements in this Prospectus concerning provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.
                         DOCUMENTS INCORPORATED BY REFERENCE

          The following documents or portions thereof filed by the Company are hereby incorporated by reference in this Prospectus:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and Amendment Number 1 thereto on Form 10-K/A;

          (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          (iii)     the Company's Proxy Statement for its 1995 Annual Meeting;

          (iv) the Financial Statements of Smith Offshore Exploration Company II and the Pro Forma Combined Financial Statements contained in the Company's Proxy Statement for its Special Meeting of Stockholders held October 10, 1994;

          (v) the Financial Statements of Smith Offshore Exploration Company II contained in the Prospectus dated October 11, 1994, filed pursuant to Rule 424(b) and included in the Company's Registration Statement on Form S-3 (Registration No. 33-84206); and

          (vi) the description of the Common Stock set forth in the Registration Statement on Form 8-A, filed with the Commission on January 29, 1982, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits and schedules to such documents, unless such exhibits or schedules are specifically incorporated by reference into such documents). Such requests should be directed to A. Allen Paul, Vice President-Finance, Cairn Energy USA, Inc., 8235 Douglas Avenue, Suite 1221, Dallas, Texas 75225 or by telephone at (214) 369-0316.

          No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this Offering other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy by anyone in any jurisdiction in which such offers or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.



                                  TABLE OF CONTENTS

                                                                            Page

     THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     SELLING STOCKHOLDER . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . .   4
     EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .   5
     ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . .   5
     DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . . . . . . .   6

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution.

          The following table indicates the expenses to be incurred in connection with the issuance and distribution of the securities described in this registration statement, other than underwriting discounts and commissions. The Company will pay all such expenses.

           SEC registration fee                                  $     8,873.86

           Blue sky fees and expenses                                  3,000.00*

           Accounting fees and expenses                                5,000.00*

           Legal fees and expenses                                    15,000.00*

           Printing and engraving fees and expenses                    5,000.00*

           Miscellaneous                                              2,000.00*

                TOTAL                                              $ 38,873.86*

     *Estimated.

     Item 15.  Indemnification of Directors and Officers

          The Company has authority under the Delaware General Corporation Law, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful.

          Reference is also made to the Company's Certificate of Incorporation, which limits or eliminates a director's liability for monetary damages to the Company or its stockholders for acts or omissions in the director's capacity as a director, except that the Company's Certificate of
     Incorporation  does not eliminate or limit  the liability of a director for
     (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided for by an applicable statute. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper. The Company will advance amounts to an indemnified person on receipt of an undertaking to repay the advance following any subsequent determination that the indemnified person is not entitled to indemnification. Indemnification will be provided unless it is determined to be improper (i) by a majority of disinterested directors constituting a quorum or if no such quorum is obtainable, a majority vote of a committee of two or more directors, (ii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of disinterested stockholders, (iii) by independent legal counsel in a written opinion, or
     (iv) by a court of competent jurisdiction. The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it may deem proper, whether or not the Company would have the power to indemnify such officer or director pursuant to the General Corporation Law of the State of Delaware. The Company has obtained such insurance.

     Item 16.  Exhibits and Financial Statement Schedules.

               (a)  Exhibits:

               4 Specimen Stock Certificate evidencing the Common Stock (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

               5    Opinion of Jenkens & Gilchrist, a Professional Corporation.

               23.1 Consent of Ernst & Young, LLP, Independent Auditors.

               23.2 Consent   of  Arthur   Andersen   LLP,  Independent   Public
                    Accountants

               23.3 Consent of Jenkens  & Gilchrist, A  Professional Corporation
                    (included in opinion Exhibit 5).

               23.4 Consent of Ryder Scott Company.

               24 Power of Attorney (included on the signature page of the Registration Statement).
     Item 17.  Undertakings

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in  the  prospectus any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          E.   The registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement or in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 9th day of May, 1995.

                                   CAIRN ENERGY USA, INC.
                                   (Registrant)



                                   By:    MICHAEL R. GILBERT
                                        Michael R. Gilbert, President
                                        and Chief Executive Officer

                                  POWER OF ATTORNEY

          Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Michael R. Gilbert and J. M. M. Sutherland, and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title                             Date



      MICHAEL R. GILBERT           President and Chief Executive     May 9, 1995
     Michael R. Gilbert            Officer and Director (Principal
                              Executive Officer)



     J. MUNRO M. SUTHERLAND   Senior        Vice         President,        Chief
     Financial                                                       May 9, 1995
     J.Munro M. Sutherland         Officer, Treasurer and Director
                              (Principal Financial Officer)

       A. ALLEN PAUL                    Vice President-Finance (Principal
                                                                     May 9, 1995
     A. Allen Paul                      Accounting Officer)



      JACK O. NUTTER                    Director                     May 9, 1995
     Jack O. Nutter, II



      R. DANIEL ROBINS                  Director                     May 9, 1995
     R. Daniel Robins



      WILLIAM B. B. GAMMELL        Director                          May 9, 1995
     William B. B. Gammell



      MICHAEL E. MCMAHON           Director                          May 5, 1995
     Michael E. McMahon



       JOHN C. HALSTED                  Director                     May 9, 1995
     John C. Halsted

                                    EXHIBIT INDEX


      Exhibit
      Number:      Exhibit:                                  Page
                                                          Number:

      4            Specimen Stock Certificate evidencing
                   the Common Stock (incorporated by
                   reference from the Company's Annual
                   Report on Form 10-K for the year
                   ended December 31, 1992).
      5            Opinion of Jenkens & Gilchrist, a
                   Professional Corporation.

      23.1         Consent of Ernst & Young, LLP,
                   Independent Auditors.

      23.2         Consent of Arthur Andersen LLP,
                   Independent Public Accountants.
      23.3         Consent of Jenkens & Gilchrist, a
                   Professional Corporation (included in
                   opinion Exhibit 5).

      23.4         Consent of Ryder Scott Company.
      24           Power of Attorney (included on the
                   signature page of the Registration
                   Statement).